Exhibit 3.01(3)
                                ---------------



                   CERTIFICATE OF AMENDMENT TO THE DESIGNATION
                      OF RIGHTS AND PREFERENCES RELATED TO
               SERIES A 10% CONVERTIBLE NON-VOTING PREFERRED STOCK
                               OF REMOTEMDX, INC.


         The undersigned, is the Assistant Secretary of RemoteMDx, Inc., a Utah corporation, and does hereby certify and declare as follows:

         1. The name of the Corporation is RemoteMDx, Inc.;

         2. Attached hereto as Exhibit "A" and incorporated herein by this reference is a true and correct copy of the amendment to the Designation of Rights and Preferences related to the Series A 10% Convertible Non-Voting Preferred Stock of RemoteMDx, Inc. Also attached is the Chief Financial Officer and Secretary's certificate accompanying the amendment. The sole purpose of the amendment is to increase from 30,000 to 40,000 the number of shares of the Corporation's previously authorized Preferred Stock heretofore designated as Series A 10% Cumulative Convertible Preferred Stock from 30,000 shares to 40,000 shares and to permit the payment of dividends at the discretion of the Corporation's Board of Directors by issuance of Common Stock, in addition to the payment thereof by issuance of Preferred Stock of the same Series or in cash.

         3. The amendment described above was adopted by the Corporation's Board of Directors by Unanimous Written Consent dated September 30, 2003, pursuant to the Utah Revised Business Corporations Act and are being filed with the Utah Division of Corporations as provided by the Act.

         4. The above-referenced amendments were consented to by a majority of the current holders of a majority of the shares of the Corporation's Series A 10% Cumulative Convertible Preferred Stock as required by the Designation of Rights and Preferences, the only class of shares entitled to vote thereon. Specifically, by consent dated September 30, 2003, shareholders holding a total of 14,440 shares out of 21,982 (approximately 65.7%) of the issued and outstanding shares of Series A Preferred Stock approved the amendment.

         5. The current number of authorized shares and the par value of each class and series of shares before the amendment is as follows:

         (a)  Common Stock, $0.0001 par value per share: 50,000,000

         (b) Preferred Stock, $0,0001 par value per share: 10,000,000, which have been designated as follows:

              (i)    Series A 10% Cumulative Convertible Preferred Stock: 30,000

              (ii)   Series B Convertible Preferred Stock: 2,000,000

         6. The number of authorized shares and the par value of each class and series of shares after the amendment is as follows:

         (a)  Common Stock, $0.0001 par value per share: 50,000,000

         (b) Preferred Stock, $0.0001 par value per share: 10,000,000, which have designated as follows:

              (i)    Series A 10% Cumulative Convertible Preferred Stock: 40,000

              (ii)   Series B Convertible Preferred Stock: 2,000,000

         7. This Certificate of Amendment shall be effective upon filing with the Utah Division of Corporations.

         IN WITNESS WHEREOF, we have signed this Certificate of Amendment effective this 30th day of September 2003.


                                            REMOTEMDX, INC.,
                                            a Utah corporation


                                            By:  /s/ Michael G. Acton
                                                 ---------------------
                                                    Michael G. Acton, Secretary

                   CERTIFICATE OF AMENDMENT TO THE DESIGNATION
                      OF RIGHTS AND PREFERENCES RELATED TO
               SERIES A 10% CONVERTIBLE NON-VOTING PREFERRED STOCK
                               OF REMOTEMDX, INC.

         The undersigned, being the President and the Secretary of RemoteMDx, Inc., a Utah corporation, do hereby certify and declare as follows:

         1. The name of the Corporation is RemoteMDx, Inc.;

         2. Attached hereto as Exhibit "A" and incorporated herein by this reference is a true and correct copy of the amendment to the Designation of Rights and Preferences related to the Series A 10% Cumulative Convertible Preferred Stock of RemoteMDx, Inc.

         3. The amendments described above were adopted by the Corporation's Board of Directors by Unanimous Written Consent dated September 30, 2003, pursuant to the Utah Revised Business Corporations Act and are being filed with the Utah Division of Corporations as provided by the Act.

         4. The above-referenced amendments were consented to by a majority of the current holders of a majority of the shares of the Corporation's Series A 10% Cumulative Convertible Preferred Stock as required by the Designation of Rights and Preferences.

         5. The current number of authorized shares and the par value of each class and series of shares before the amendment is as follows:

         (a)  Common Stock, $0.0001 par value per share: 50,000,000

         (b) Preferred Stock, $0.0001 par value per share: 10,000,000, which have been designated as follows:

              (i)    Series A 10% Cumulative Convertible Preferred Stock: 30,000

              (ii)   Series B Convertible Preferred Stock: 2,000,000

         6. The number of authorized shares and the par value of each class and series of shares after the amendment will be as follows:

         (a)  Common Stock, $0.0001 par value per share: 50,000,000

         (b) Preferred Stock, $0.0001 par value per share: 10,000,000, which have been designated as follows:

              (i)    Series A 10% Cumulative Convertible Preferred Stock: 40,000

              (ii) Series B Convertible Preferred Stock: 2,000,000 7. This Certificate of Amendment shall be effective upon filing with the Utah Division of Corporations.

         IN WITNESS WHEREOF, we have signed this Certificate of Amendment as of this day of September 2003.


                                            REMOTEMDX, INC.,
                                            a Utah corporation


                                            By:  /s/
                                                   ----------------------
                                                    David G. Derrick, CEO



                                            By:  /s/
                                                    ----------------------------
                                                     Michael G. Acton, Secretary